Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2025 FIRST QUARTER RESULTS

13% Increase in Total Revenues

Income Before Income Taxes Increased 22% Year-Over-Year

7% Year-Over-Year Quarterly Growth in Consolidated Contracts

Total Consolidated Lots Controlled Increased 29% Year-Over-Year

MATAWAN, NJ, February 24, 2025 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2025.

RESULTS FOR THE THREE-MONTHS ENDED JANUARY 31, 2025:

  Total revenues increased 13.4% to $673.6 million in the first quarter of fiscal 2025, compared with $594.2 million in the same quarter of the prior year.
  Sale of homes revenues increased 12.8% to $646.9 million (1,254 homes) in the fiscal 2025 first quarter compared with $573.6 million (1,063 homes) in the previous year’s first quarter.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the first quarter of fiscal 2025 was $131.8 million (197 homes) compared with $116.9 million (167 homes) for the three months ended January 31, 2024.
  Sale of homes revenues, including domestic unconsolidated joint ventures, increased 12.8% to $778.7 million (1,451 homes) in the first quarter of fiscal 2025 compared with $690.6 million (1,230 homes) during the first quarter of fiscal 2024.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 15.2% for the three months ended January 31, 2025, compared with 18.3% during the first quarter a year ago.
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  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.3% during the fiscal 2025 first quarter, which was near the high end of the guidance range we provided, compared with 21.8% in last year’s first quarter.
  Total SG&A was $86.9 million, or 12.9% of total revenues, in the first quarter of fiscal 2025 compared with $86.1 million, or 14.5% of total revenues, in the first quarter of fiscal 2024.
  Total interest expense as a percent of total revenues decreased to 4.3% for the first quarter of fiscal 2025, as we continue to reduce our leverage, compared with 5.1% for the first quarter of fiscal 2024.
  Income before income taxes for the first quarter of fiscal 2025 increased 22.4% to $39.9 million compared with $32.6 million in the first quarter of the prior fiscal year. The year-over-year increase illustrates that delivery growth, SG&A ratio improvements, lower interest and contributions from unconsolidated joint ventures can offset lower gross margins.
  Income before income taxes excluding land-related charges and gain on extinguishment of debt, net increased 29.9% to $40.9 million in the first quarter of fiscal 2025 compared with income before these items of $31.5 million in the first quarter of fiscal 2024.
  Net income was $28.2 million, or $3.58 per diluted common share, for the three months ended January 31, 2025, compared with net income of $23.9 million, or $2.91 per diluted common share, in the same period of the previous fiscal year.
  EBITDA was $71.0 million for the first quarter of fiscal 2025 compared with $64.5 million for the first quarter of the prior year.
  Consolidated contracts in the first quarter of fiscal 2025 increased 6.9% to 1,205 homes ($643.3 million) compared with 1,127 homes ($624.4 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended January 31, 2025, increased 9.5% to 1,400 homes ($770.8 million) compared with 1,279 homes ($724.5 million) in the first quarter of fiscal 2024.
  As of January 31, 2025, consolidated community count increased 5.9% to 125 communities, compared with 118 communities as of January 31, 2024. Community count, including domestic unconsolidated joint ventures, increased 9.6% to 148 as of January 31, 2025, compared with 135 communities as of January 31, 2024.
  Consolidated contracts per community were 9.6 in both the first quarter of fiscal 2025 and the first quarter of fiscal 2024. This is significantly higher than our historical quarterly average for the first quarter since 1997 of 8.0 contracts per community. Contracts per community, including domestic unconsolidated joint ventures, were 9.5 in both the three months ended January 31, 2025 and the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of January 31, 2025, decreased 16.1% to $931.9 million compared with $1.11 billion as of January 31, 2024. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of January 31, 2025, decreased 9.1% to $1.23 billion compared with $1.35 billion as of January 31, 2024. The year-over-year decrease in backlog is partly due to increased sales of quick move in homes, which are in backlog for a very short period of time.
  The gross contract cancellation rate for consolidated contracts was 16% for the first quarter ended January 31, 2025, compared with 14% in the fiscal 2024 first quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 16% for the first quarter of fiscal 2025 compared with 14% in the first quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 33.0%. For the trailing twelve-month period our net income return on inventory was 15.7% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 29.8%. We believe that for the most recently reported trailing twelve-month periods, we had the second highest ROE, and the third highest Adjusted EBIT ROI compared to 14 of our publicly traded peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

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LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2025:

  During the first quarter of fiscal 2025, land and land development spending increased 7.5% and 84.2% to $247.6 million compared with $230.4 million in the same quarter one year ago and $134.4 million in the first quarter of fiscal 2023, respectively.
  Total liquidity as of January 31, 2025, was $222.4 million, which was finally within our targeted liquidity range of $170 million to $245 million. We are happy that we are fully invested after years of having excess cash.
  During the first quarter of fiscal 2025, we repurchased 131,460 shares of common stock for $17.9 million or an average price of $135.93 per share.
  In the first quarter of fiscal 2025, approximately 5,800 lots were put under option or acquired in 41 consolidated communities.
  As of January 31, 2025, our total controlled consolidated lots were 43,254, an increase of 28.8% compared with 33,576 lots at the end of the previous fiscal year’s first quarter. This is the second quarter in a row that 84% of our lots were optioned. The highest percentage of option lots we have ever had continuing our land-light strategic focus. The total controlled consolidated lots also increased sequentially from 41,891 lots as of October 31, 2024. Based on trailing twelve-month deliveries, the current position equaled a 7.8 years’ supply.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the second quarter of fiscal 2025. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $132.39 on January 31, 2025.

For the second quarter of fiscal 2025, total revenues are expected to be between $675 million and $775 million, adjusted homebuilding gross margin is expected to be between 17.5% and 18.5%, adjusted income before income taxes is expected to be between $20 million and $30 million and adjusted EBITDA is expected to be between $50 million and $60 million.

Prior to the end of the second quarter of fiscal 2025, our intention is to redeem early the remaining $26.6 million of the 13.5% senior notes that are maturing in February of 2026.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

"I’m pleased to report that our results for the first quarter were either within or better than the range of expectations we provided, reflecting the strength of our team's efforts and our ability to adapt to the evolving market conditions,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Despite the challenges presented by persistently high mortgage rates and monthly sales volatility, we have experienced healthy demand for our homes. Our consolidated contracts per community were 9.6 for the first quarter of fiscal 2025, which is significantly higher than our historical average for the first quarter since 1997 of 8.0 contracts per community. All in all, despite the slower start to the spring selling season and the month to month volatility, we are excited about the long-term fundamentals and our lot count growth as we continue to deliver exceptional homes to our homebuyers.”

“As we navigate through the current homebuilding environment, we remain focused on driving strong return on equity and return on investment as key measures of our financial performance. Our recently approved land acquisitions were underwritten at the current sales pace and with a high level of incentives, which should lead to higher returns than land approved before the significant increase in incentives. Our goal is to improve operational efficiencies, optimize capital allocation and maintain disciplined cost management across all aspects of the business, and grow revenues which should enhance profitability without sacrificing our commitment to building quality homes. We are always looking for opportunities to maximize the value of our land assets, as well as reducing our risk through continued use of options and joint ventures. With these efforts in place, we are confident in our ability to generate sustained, strong returns for our shareholders in the long term,” concluded Mr. Hovnanian.

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WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2025 first quarter financial results conference call at 11:00 a.m. E.T. on Monday, February 24, 2025. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net income are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income return on inventory are presented in a table attached to this earnings release.

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Total liquidity is comprised of $94.3 million of cash and cash equivalents, $3.1 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of January 31, 2025.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2025 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
January 31, 2025
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Total revenues	$673,623	$594,196
Costs and expenses (1)	642,965	577,956
Gain on extinguishment of debt, net	-	1,371
Income from unconsolidated joint ventures	9,205	14,952
Income before income taxes	39,863	32,563
Income tax provision	11,672	8,659
Net income	28,191	23,904
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$25,522	$21,235

Per share data:
Basic:
Net income per common share	$3.88	$3.11
Weighted average number of common shares outstanding	6,517	6,496
Assuming dilution:
Net income per common share	$3.58	$2.91
Weighted average number of common shares outstanding	7,071	6,937

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2025
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Income before income taxes	$39,863	$32,563
Inventory impairments and land option write-offs	1,040	302
Gain on extinguishment of debt, net	-	(1,371)
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$40,903	$31,494

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
January 31, 2025
Gross margin
(In thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Sale of homes	$646,914	$573,636
Cost of sales, excluding interest expense and land charges (1)	528,745	448,448
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	118,169	125,188
Cost of sales interest expense, excluding land sales interest expense	18,738	19,898
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	99,431	105,290
Land charges	1,040	302
Homebuilding gross margin	$98,391	$104,988

Homebuilding gross margin percentage	15.2%	18.3%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	18.3%	21.8%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	15.4%	18.4%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Land and lot sales	$6,826	$1,340
Cost of sales, excluding interest (1)	4,545	765
Land and lot sales gross margin, excluding interest and land charges	2,281	575
Land and lot sales interest expense	618	-
Land and lot sales gross margin, including interest	$1,663	$575

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
January 31, 2025
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Net income	$28,191	$23,904
Income tax provision	11,672	8,659
Interest expense	28,873	30,349
EBIT (1)	68,736	62,912
Depreciation and amortization	2,298	1,598
EBITDA (2)	71,034	64,510
Inventory impairments and land option write-offs	1,040	302
Gain on extinguishment of debt, net	-	(1,371)
Adjusted EBITDA (3)	$72,074	$63,441

Interest incurred	$29,855	$31,961

Adjusted EBITDA to interest incurred	2.41	1.98

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
January 31, 2025
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended
	January 31,
	2025	2024
	(Unaudited)
Interest capitalized at beginning of period	$57,671	$52,060
Plus: interest incurred	29,855	31,961
Less: interest expensed	(28,873)	(30,349)
Less: interest contributed to unconsolidated joint ventures (1)	(5,769)	-
Interest capitalized at end of period (2)	$52,884	$53,672

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the three months ended January 31, 2025. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
January 31, 2025
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(In thousands)						LTM
		For the quarter ended				ended
		4/30/2024	7/31/2024	10/31/2024	1/31/2025	1/31/2025
Net income		$50,836	$72,919	$94,349	$28,191	$246,295

	As of					Five Quarter
	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025	Average
Total inventories	$1,463,558	$1,417,058	$1,650,470	$1,644,804	$1,666,490	$1,568,476
Return on Inventory						15.7%

		For the quarter ended				LTM ended
		4/30/2024	7/31/2024	10/31/2024	1/31/2025	01/31/2025
Net income		$50,836	$72,919	$94,349	$28,191	$246,295
Income tax provision		18,556	24,350	23,516	11,672	78,094
Interest expense		30,512	28,578	31,120	28,873	119,083
EBIT(1)		99,904	125,847	148,985	68,736	443,472
Inventory impairments and land option write-offs		237	3,099	7,918	1,040	12,294
Loss (gain) on extinguishment of debt, net		-	-	-	-	-
Adjusted EBIT(2)		$100,141	$128,946	$156,903	$69,776	$455,766
	As of
	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025
Total inventories	$1,463,558	$1,417,058	$1,650,470	$1,644,804	$1,666,490
Less Liabilities from inventory not owned, net of debt issuance costs	(114,658)	(86,618)	(135,559)	(140,298)	(156,274)
Less Interest capitalized at end of period	(53,672)	(52,222)	(54,592)	(57,671)	(52,884)
Plus Investments in and advances to unconsolidated joint ventures	110,592	150,674	126,318	142,910	172,679	Five Quarter Average
Adjusted Investment (3)	$1,405,820	$1,428,892	$1,586,637	$1,589,745	$1,630,011	$1,528,221
Adjusted EBIT Return on Adjusted Investment (4)						29.8%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.
(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.
(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.
(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income to total inventories.

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	January 31,	October 31,
	2025	2024
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$94,258	$209,976
Restricted cash and cash equivalents	8,449	7,875
Inventories:
Sold and unsold homes and lots under development	1,143,376	1,195,318
Land and land options held for future development or sale	286,186	238,499
Consolidated inventory not owned	236,928	210,987
Total inventories	1,666,490	1,644,804
Investments in and advances to unconsolidated joint ventures	172,679	142,910
Receivables, deposits and notes, net	74,221	29,400
Property and equipment, net	44,820	43,431
Prepaid expenses and other assets	79,235	82,525
Total homebuilding	2,140,152	2,160,921

Financial services	162,996	203,589

Deferred tax assets, net	230,127	241,064
Total assets	$2,533,275	$2,605,574

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$87,633	$90,675
Accounts payable and other liabilities	360,436	433,273
Customers’ deposits	42,551	41,639
Liabilities from inventory not owned, net of debt issuance costs	156,274	140,298
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	893,706	896,218
Accrued interest	32,549	14,508
Total homebuilding	1,573,149	1,616,611

Financial services	142,342	183,135

Income taxes payable	6,358	5,479
Total liabilities	1,721,849	1,805,225

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2025 and October 31, 2024	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,416,941 shares at January 31, 2025 and 6,415,794 shares at October 31, 2024	64	64
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 757,018 shares at January 31, 2025 and 757,023 shares at October 31, 2024	8	8
Paid in capital - common stock	753,357	749,752
Retained earnings	99,658	74,136
Treasury stock - at cost – 1,221,639 shares of Class A common stock at January 31, 2025 and 1,090,179 shares at October 31, 2024; 27,669 shares of Class B common stock at January 31, 2025 and October 31, 2024	(176,960)	(158,910)
Total stockholders’ equity	811,426	800,349
Total liabilities and equity	$2,533,275	$2,605,574

(1)     Derived from the audited balance sheet as of October 31, 2024

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2025	2024
Revenues:
Homebuilding:
Sale of homes	$646,914	$573,636
Land sales and other revenues	9,767	5,292
Total homebuilding	656,681	578,928
Financial services	16,942	15,268
Total revenues	673,623	594,196

Expenses:
Homebuilding:
Cost of sales, excluding interest	533,290	449,213
Cost of sales interest	19,356	19,898
Inventory impairments and land option write-offs	1,040	302
Total cost of sales	553,686	469,413
Selling, general and administrative	54,253	48,937
Total homebuilding expenses	607,939	518,350

Financial services	13,437	11,471
Corporate general and administrative	32,692	37,133
Other interest	9,517	10,451
Other (income) expense, net (1)	(20,620)	551
Total expenses	642,965	577,956
Gain on extinguishment of debt, net	-	1,371
Income from unconsolidated joint ventures	9,205	14,952
Income before income taxes	39,863	32,563
State and federal income tax provision:
State	2,049	2,206
Federal	9,623	6,453
Total income taxes	11,672	8,659
Net income	28,191	23,904
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$25,522	$21,235

Per share data:
Basic:
Net income per common share	$3.88	$3.11
Weighted-average number of common shares outstanding	6,517	6,496
Assuming dilution:
Net income per common share	$3.58	$2.91
Weighted-average number of common shares outstanding	7,071	6,937

(1) Includes gain on contribution of assets to a joint venture of $22.7 million for the three months ended January 31, 2025.

11

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast
(DE, MD, NJ, OH, PA, VA, WV)	Home	440	383	14.9%	445	332	34.0%	777	668	16.3%
	Dollars	$251,636	$248,753	1.2%	$281,648	$189,989	48.2%	$501,469	$478,864	4.7%
	Avg. Price	$571,900	$649,486	(11.9)%	$632,917	$572,256	10.6%	$645,391	$716,862	(10.0)%
Southeast
(FL, GA, SC)	Home	136	110	23.6%	124	195	(36.4)%	251	530	(52.6)%
	Dollars	$76,099	$68,671	10.8%	$51,437	$105,628	(51.3)%	$146,636	$267,294	(45.1)%
	Avg. Price	$559,551	$624,282	(10.4)%	$414,815	$541,682	(23.4)%	$584,207	$504,328	15.8%
West (2)
(AZ, CA, TX)	Home	629	634	(0.8)%	685	536	27.8%	570	690	(17.4)%
	Dollars	$315,532	$306,928	2.8%	$313,829	$278,019	12.9%	$283,816	$365,172	(22.3)%
	Avg. Price	$501,641	$484,114	3.6%	$458,145	$518,692	(11.7)%	$497,923	$529,235	(5.9)%
Consolidated Total
	Home	1,205	1,127	6.9%	1,254	1,063	18.0%	1,598	1,888	(15.4)%
	Dollars	$643,267	$624,352	3.0%	$646,914	$573,636	12.8%	$931,921	$1,111,330	(16.1)%
	Avg. Price	$533,832	$553,995	(3.6)%	$515,880	$539,639	(4.4)%	$583,180	$588,628	(0.9)%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	195	152	28.3%	197	167	18.0%	403	357	12.9%
	Dollars	$127,485	$100,105	27.4%	$131,776	$116,935	12.7%	$294,875	$238,809	23.5%
	Avg. Price	$653,769	$658,586	(0.7)%	$668,914	$700,210	(4.5)%	$731,700	$668,933	9.4%
Grand Total
	Home	1,400	1,279	9.5%	1,451	1,230	18.0%	2,001	2,245	(10.9)%
	Dollars	$770,752	$724,457	6.4%	$778,690	$690,571	12.8%	$1,226,796	$1,350,139	(9.1)%
	Avg. Price	$550,537	$566,425	(2.8)%	$536,657	$561,440	(4.4)%	$613,091	$601,398	1.9%

KSA JV Only
	Home	198	69	187.0%	0	39	(100.0)%	474	80	492.5%
	Dollars	$50,272	$14,108	256.3%	$0	$8,274	(100.0)%	$114,632	$13,958	721.3%
	Avg. Price	$253,899	$204,464	24.2%	$0	$212,154	(100.0)%	$241,840	$174,475	38.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

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HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast
(Unconsolidated Joint Ventures)	Home	117	71	64.8%	109	91	19.8%	282	140	101.4%
(Excluding KSA JV)	Dollars	$78,729	$57,356	37.3%	$80,890	$68,176	18.6%	$210,209	$110,741	89.8%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$672,897	$807,831	(16.7)%	$742,110	$749,187	(0.9)%	$745,422	$791,007	(5.8)%
Southeast
(Unconsolidated Joint Ventures)	Home	67	55	21.8%	79	50	58.0%	106	191	(44.5)%
(FL, GA, SC)	Dollars	$42,990	$31,168	37.9%	$46,848	$35,278	32.8%	$76,634	$115,747	(33.8)%
	Avg. Price	$641,642	$566,691	13.2%	$593,013	$705,560	(16.0)%	$722,962	$606,005	19.3%
West (2)
(Unconsolidated Joint Ventures)	Home	11	26	(57.7)%	9	26	(65.4)%	15	26	(42.3)%
(AZ, CA, TX)	Dollars	$5,766	$11,581	(50.2)%	$4,038	$13,481	(70.0)%	$8,032	$12,321	(34.8)%
	Avg. Price	$524,182	$445,423	17.7%	$448,667	$518,500	(13.5)%	$535,467	$473,885	13.0%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	195	152	28.3%	197	167	18.0%	403	357	12.9%
	Dollars	$127,485	$100,105	27.4%	$131,776	$116,935	12.7%	$294,875	$238,809	23.5%
	Avg. Price	$653,769	$658,586	(0.7)%	$668,914	$700,210	(4.5)%	$731,700	$668,933	9.4%

KSA JV Only
	Home	198	69	187.0%	0	39	(100.0)%	474	80	492.5%
	Dollars	$50,272	$14,108	256.3%	$0	$8,274	(100.0)%	$114,632	$13,958	721.3%
	Avg. Price	$253,901	$204,464	24.2%	$0	$212,154	(100.0)%	$241,840	$174,475	38.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13